Exhibit 99.1

Lucid Announces $1.0B Revolving Credit Facility

NEWARK, Calif. — June 15, 2022 – Lucid Group, Inc. (NASDAQ: LCID) (“Lucid”), setting new standards with the longest-range, fastest-charging electric car on the market, today announced entry into a Credit Agreement (the “Credit Agreement”) on June 9, 2022. Bank of America, N.A. is the administrative agent and swingline lender on the transaction. Other lenders in the initial bank syndicate include Citigroup; Barclays Bank PLC; Goldman Sachs Bank USA; JPMorgan Chase Bank N.A.; BNP Paribas; Royal Bank of Canada, Capital Markets; HSBC Bank USA, N.A.; MUFG Bank, Ltd.; Sumitomo Mitsui Banking Corporation; and Wells Fargo Bank, N.A. This world-class syndicate of banks is providing a secured asset-based revolving credit facility with an initial committed amount of up to $1.0 billion (the “ABL Credit Facility”).

“We are pleased to complete this credit facility with an exceptional syndicate of banks, which illustrates our ability to access alternative forms of financing and provides us with further financial flexibility to scale our business,” said Sherry House, Lucid’s CFO. “We ended the first quarter of 2022 with close to $5.4 billion of cash on hand, which we expect will fund us well into 2023. We remain committed to scaling our business and are executing against our strategic objectives.”

Certain terms and covenants contained in the new ABL Credit Facility are summarized below:

•	Provides revolving credit under the facility with an initial committed amount of up to $1.0 billion, with availability based on the value of certain eligible assets included in the borrowing base from time to time, and includes a $350.0 million sublimit for letters of credit and a $100.0 million sublimit for swingline loans.

•	Provides for uncommitted incremental revolving commitments of up to an additional $500.0 million, plus certain other amounts, in each case subject to obtaining the commitments from lenders providing such incremental commitments.

•	The ABL Credit Facility has a stated term of five years, maturing on June 9, 2027.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The company’s first car, Lucid Air is a state-of-the-art luxury sedan with a California-inspired design that features luxurious full-size interior space in a mid-size exterior footprint. Underpinned by race-proven battery technology and proprietary powertrains developed entirely in-house, Lucid Air was named the 2022 MotorTrend Car of the Year®. The Lucid Air Grand Touring features an official EPA estimated 516 miles of range or 1,050 horsepower. Customer deliveries of Lucid Air, which is produced at Lucid's new factory in Casa Grande, Arizona, are underway.

Media Contact
media@lucidmotors.com

Investor Relations Contact
investor@lucidmotors.com

Trademarks

This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and plans regarding the ABL Credit Facility, including the availability of the committed and uncommitted amounts and the financial flexibility the ABL Credit Facility may provide, Lucid’s ability to access alternative forms of financing, and the estimate of the length of time Lucid’s existing cash will be sufficient to fund planned operations. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid's management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading "Risk Factors" in Part II, Item 1A of Lucid's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid presently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid's expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid's assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.